Exhibit 10.2

                              INDEMNITY ESCROW NOTE

US $20,745,800
                                                               December 15, 2004

          WHEREAS, Kansas City Southern, a Delaware corporation ("Obligor"), pursuant to Section 1.2(a) of the Amended and Restated Acquisition Agreement among Obligor, MM (defined below), and the other parties named therein dated December 15, 2004 (the "Acquisition Agreement"), promises to deliver for the benefit of TMM Multimodal, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the United Mexican States ("MM"), the unsecured promissory debt obligation of Obligor in the principal amount of Twenty Million Seven Hundred Forty Five Thousand Eight Hundred U.S. Dollars (US $20,745,800) (this "Note");

          WHEREAS, Obligor and MM each desire to evidence such debt obligation with the issuance of this Note upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Note) and agreements contained herein, the parties hereto agree as follows:

     I. PROMISE TO PAY. For value received and subject to reduction  pursuant to
Section II below, Obligor hereby promises to pay to the order of MM in immediately available funds on June 1, 2007, the principal sum of Twenty Million Seven Hundred Forty Five Thousand Eight Hundred U.S. Dollars (US $20,745,800), together with interest on any and all unpaid principal amounts from but not including the Closing Date to June 1, 2007, as determined in accordance with the terms below. Payment shall be made to such account as shall be designated by MM by at least ten days written notice to Obligor. Obligor may, at its sole option, convert all or any part of the principal amount of this Note and any interest accrued thereon to that number of shares of KCS Common Stock ("Shares") as, valued at the average trading price per Share on the New York Stock Exchange, as reported on Bloomberg (VAP function) for the twenty (20) consecutive trading days immediately preceding April 1, 2007, equal to the amount so converted, by delivery on or before April 1, 2007 of irrevocable written instructions to such effect to the Escrow Agent, simultaneously copied to TMM, and accompanied by one or more certificates representing such Shares.

     II. REDUCTION OF PRINCIPAL AMOUNT. All amounts due under this Note shall be subject to reduction in accordance with the terms and conditions of the Indemnity Escrow Agreement dated as of the date hereof by and among Obligor, Grupo TMM, S.A., and the Escrow Agent named therein.

     III. INTEREST RATE/PAYMENT. Commencing on the Closing Date, the outstanding principal amount of this Note shall bear interest at a rate per annum equal to five percent (5%). Interest shall be payable upon payment of any principal amounts hereunder.

     IV. PREPAYMENT. Obligor shall have the right to prepay the indebtedness evidenced by this Note, including principal and any accrued interest thereon, in cash or KCS Common

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Stock,  in whole or in part,  without  premium  or  penalty,  upon not less than thirty (30) days notice to the holder thereof.

     V. ASSIGNMENT. MM's rights under this Note may not be negotiated or assigned.

     VI. OBLIGATIONS OF OTHERS. Obligor's obligations under this Note will also be binding on Obligor's successors and assigns and shall only be assigned, transferred or otherwise conveyed to a person or entity that consents in writing to be so bound. No such assignment, transfer or conveyance shall release Obligor of its obligations hereunder.

     VII. WAIVER; GOVERNING LAW. Obligor hereby waives notice presentment for payment, demand, notice of dishonor and protest of this Note, and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Delaware without giving effect to the choice of law principles of that state, in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as may be consented to in a duly signed writing by MM.

     IN WITNESS WHEREOF, Obligor has executed and delivered this Note as of the date first above written.

                                       Kansas City Southern


                                       By:
                                            ------------------------------------
                                       Name:  Robert B. Terry
                                       Title:  Senior Vice President and General
                                               Counsel

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                                   SCHEDULE A

                        [REDUCTIONS TO PRINCIPAL AMOUNT]